Exhibit 2.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT NO. 1 (this “Amendment”) to AGREEMENT AND PLAN OF REORGANIZATION, is entered into as of April 23, 2015 by and among Cullen Agricultural Holding Corp., a Delaware corporation (“Parent”), Long Island Iced Tea Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Holdco”), Cullen Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Parent Merger Sub”), LIBB Acquisition Sub, LLC, a New York limited liability company and wholly owned subsidiary of Holdco (“Company Merger Sub”), Long Island Brand Beverages LLC, a New York limited liability company (the “Company”), Philip Thomas (“Thomas”) and Thomas Panza (“Panza” and together with Thomas, the “Founders”), who hold a majority of the outstanding membership interests of the Company, and Philip Thomas, in his capacity as the LIBB Representative under the Merger Agreement (as defined below) (the “LIBB Representative”) on behalf of the other members of the Company party to the Merger Agreement. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

WHEREAS, the parties entered into that certain Agreement and Plan of Reorganization dated as of December 31, 2014 (the “Merger Agreement”), providing for a business combination transaction by means of (i) a merger of Parent Merger Sub with and into Parent, with Parent being the surviving entity, and (ii) a merger of Company Merger Sub with and into the Company, with the Company being the surviving entity, as a result of which Parent and the Company will become wholly owned subsidiaries of Holdco and Holdco will become a public company;

WHEREAS, pursuant to Section 1.12(b)(i) of the Merger Agreement, the LIBB Representative has been appointed by each Signing Member as such Member's representative and agent to act on behalf of such Member in connection with the Merger Agreement, including, without limitation, pursuant to clause (v) thereof, any amendment of the Merger Agreement that does not subject such Member to any disparate treatment of a potentially adverse nature; and

WHEREAS, the parties desire to amend the Merger Agreement in accordance with Section 10.10 thereof (i) to reduce the number of issued and outstanding shares of Holdco Common Stock immediately after the Closing so that the number of shares of Holdco Common Stock to be issued pursuant to the Merger Agreement as amended hereby will be 1/15th of the number of shares of Holdco Common Stock that would be issued absent this Amendment, (ii) to proportionately adjust certain other amounts set forth in the Merger Agreement for the reduced number of issued and outstanding shares of Holdco Common Stock, and (iii) to amend certain other terms of the Merger Agreement, in each case without any disparate treatment of a potentially adverse nature to any Member.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           The Merger Agreement is hereby amended as follows:

a)           In Section 1.5(a) of the Merger Agreement, the words “Each share” at the beginning of the first sentence are hereby replaced with the words “Every fifteen (15) shares”.

b)           In Section 1.5(b) of the Merger Agreement, the reference to “39,500,000” is hereby replaced with “2,633,334”.

c)           In Sections 1.5(d)(i)(A), 1.5(d)(i)(B) and 1.5(d)(iv) of the Merger Agreement, all references to “$0.20 per share” are hereby replaced with “$3.00 per share.”

d)           In Section 1.11(a) of the Merger Agreement, the reference to “7,500,000” is hereby replaced with “500,000” and the reference to “1,000,000” is hereby replaced with “66,667”.

e)           The third sentence of Section 3.3(f) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“As of the date of execution of the Merger Agreement, the authorized shares of capital stock of Holdco consists of 100,000,000 shares of Holdco Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which preferred stock is issued or outstanding. As of the Closing Date, the authorized shares of capital stock of Holdco consists of 35,000,000 shares of Holdco Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which preferred stock is issued or outstanding.”

f)           Section 5.11 of the Merger Agreement is hereby deleted in its entirety.

g)           In Section 5.13 of the Merger Agreement, the parenthetical “(other than sales of assets in the ordinary course of business and the Holdco Common Stock financing contemplated by Section 5.11)” is hereby deleted and replaced with “(other than sales of assets in the ordinary course of business)”.

h)           In Section 5.20 of the Merger Agreement, the reference to “7,000,000” is hereby replaced with “466,667”.

i)           Schedule 1.5(c) to the Merger Agreement is hereby deleted and replaced in its entirety with Schedule 1.5(c) attached hereto.

j)           Exhibit B to the Merger Agreement is hereby deleted and replaced in its entirety with Exhibit B attached hereto.

k)           In Exhibit D to the Merger Agreement:

i)           the references to “1,200,000” and “$0.25” in Section 3.6 of the form of Employment Agreement between Philip Thomas and Holdco are hereby replaced with “80,000” and “$3.75”, respectively;

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ii)           the references to “880,000” and “$0.25” in Section 3.6 of the form of Employment Agreement between Peter Dydensborg and Holdco are hereby replaced with “58,667” and “$3.75”, respectively;

iii)           the references to “240,000” and “$0.25” in Section 3.6 of the form of Employment Agreement between James Meehan and Holdco are hereby replaced with “16,000” and “$3.75”, respectively; and

iv)           the references to “600,000” and “$0.25” in Section 3.6 of the form of Employment Agreement between Thomas Panza and the Company are hereby replaced with “40,000” and “$3.75”, respectively.

2.           The Company and the LIBB Representative, on behalf of the Signing Members, hereby consent, for the purposes of Section 4.1 of the Merger Agreement, to an amendment to Holdco’s Certificate of Incorporation reducing Holdco’s authorized capital from 100,000,000 shares of Holdco Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, to 35,000,000 shares of Holdco Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share.

3.           Except as specifically provided in this Amendment, no provision of the Merger Agreement is modified, changed, waived, discharged or otherwise terminated and the Merger Agreement shall continue to be in full force and effect. This Amendment and the attachments hereto (which are hereby incorporated herein), together with the Merger Agreement and the documents and instruments and other agreements among the parties thereto as contemplated by or referred to therein, including, without limitation, the Exhibits and Schedules thereto, as amended hereby, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Merger Agreement, as amended by this Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). This Amendment may be executed in counterparts (including, without limitation, by facsimile, pdf or other electronic document transmission), each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul Vassilakos
Name: Paul Vassilakos
Title: Chief Executive Officer

LONG ISLAND ICED TEA CORP.

By:	/s/ Paul Vassilakos
Name: Paul Vassilakos
Title: Chief Executive Officer

CULLEN MERGER SUB, INC.

By:	/s/ Paul Vassilakos
Name: Paul Vassilakos
Title: Chief Executive Officer

LIBB ACQUISITION SUB, LLC

By:	/s/ Paul Vassilakos
Name: Paul Vassilakos
Title: Chief Executive Officer of Long Island Iced Tea Corp., the managing member

[Signature Pages Continue]

[Signature Page to Amendment No. 1 to Merger Agreement]

LONG ISLAND BRAND BEVERAGES LLC

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: CEO

/s/ Philip Thomas
Philip Thomas

/s/ Thomas Panza
Thomas Panza

LIBB REPRESENTATIVE:

/s/ Philip Thomas
By Philip Thomas, in his capacity as the LIBB Representative on behalf of the Signing Members

[Signature Page to Amendment No. 1 to Merger Agreement]